Exhibit 99.1

Elastic Nominates Alison Gleeson to Board of Directors

Former Cisco SVP of the Americas brings more than 20 years of experience leading global go-to-market and partner ecosystem teams

November 12, 2019 04:30 PM Eastern Standard Time

MOUNTAIN VIEW, Calif. & AMSTERDAM –(BUSINESS WIRE)– Elastic N.V. (NYSE: ESTC), the company behind Elasticsearch and the Elastic Stack, announced that Alison Gleeson has been nominated to join its Board of Directors. Gleeson is a globally recognized executive who was previously Senior Vice President of Cisco’s Americas organization. Gleeson was responsible for nearly 9,000 employees across 35 countries.

“Alison is an experienced leader with a strong growth mindset across many go-to-market disciplines,” said Shay Banon, founder and CEO of Elastic. “At Elastic, our search technology is helping organizations in every segment, across multiple use cases, and around the globe to solve their critical IT and business initiatives. Alison’s rich go-to-market experience will be an invaluable asset as we seek to grow and scale, and to drive customer and partner success with our products and solutions.”

“In my career, I’ve never seen greater urgency from enterprises across all industries to transform themselves using data, and search has become one of the foundational technologies to do just that,” said Gleeson. “Elastic has become synonymous with search technology as the need to instantly find relevant information and insights from large amounts of data has become a necessity for every enterprise. Elastic has an amazing footprint in the enterprise — I look forward to helping the company create a lasting go-to-market strategy focused on deepening and widening its customer and partner relationships to fuel its future growth.”

In more than 20 years at Cisco, Gleeson focused on a customer-first mentality, building go-to-market and data-driven initiatives, and strengthening Cisco’s relationships with top partners. This includes managing the sales efforts in Canada and Latin America, as well as segments such as US Commercial, US Public Sector, and the Global Enterprise Segment which included Cisco’s top 28 customers.

Gleeson is also a highly-regarded international speaker on the drivers for digital disruption across industries, the role of technology in enabling business transformation, and empowering women in technology. Gleeson maintains a commitment to professional development and inclusion and diversity in the workplace. In 2018, she received the Connected World’s “Woman of IoT” award for her role in advancing the field. In 2017, she received the Diversity Best Practice’s “Above and Beyond Legacy Award” and the Michigan Council for Women in Technology’s “Woman of the Year Award” for her work in advancing women in IT roles. She was previously the Global Executive Sponsor and Board President for Cisco’s Connected Women’s Network, an organization with 7,000 members worldwide. Alison currently serves on the Advisory Board of the Eli Broad College of Business at Michigan State University, her alma mater.

Pursuant to Dutch law, Gleeson’s nomination to the Board of Directors is subject to a shareholder vote, expected to be held at an extraordinary general shareholder meeting in January 2020. Upon her election to the Board, Gleeson will also be appointed to serve as a member of the Company’s Compensation Committee.

About Elastic

Elastic is a search company. As the creators of the Elastic Stack (Elasticsearch, Kibana, Beats, and Logstash), Elastic builds self-managed and SaaS offerings that make data usable in real time and at scale for search, logging, security, and analytics use cases. Founded in 2012, Elastic is a distributed company with Elasticians working in countries around the world. Learn more at elastic.co.

Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.

Important Additional Information and Where You Can Find It

The Company plans to file with the Securities and Exchange Commission (the “SEC”), and furnish to its shareholders, a proxy statement (the “Proxy Statement”) in connection with the election of Alison Gleeson to the Company’s Board of Directors (the “Director Election”), to be voted upon at an extraordinary general meeting of shareholders (the “Extraordinary Meeting”). Anyone who is a shareholder of record or beneficial owner of the Company’s shares as of the record date will be entitled to vote their shares at the Extraordinary Meeting.

This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE DIRECTOR ELECTION. Shareholders will be able to obtain free copies of the Proxy Statement (when it becomes available), any solicitation materials and any other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov or by contacting the Company’s Investor Relations department at +1 (650) 695-1055 or ir@elastic.co.

Participants in the Solicitation

The directors and executive officers of the Company may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Director Election. Information regarding the interests of participants in the solicitation of proxies in respect of the Extraordinary Meeting will be included in the Proxy Statement.

Forward-Looking Statements

Certain statements herein are forward-looking statements that are subject to risks and uncertainties. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Our expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: Elastic’s ability to successfully develop effective go-to-market strategy; Elastic’s ability to improve its customer and partner relationships; the future conduct and growth of Elastic’s business and the markets in which Elastic operates. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2019 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC. SEC filings are available on the Investor Relations section of Elastic’s website at ir.elastic.co and the SEC’s website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Contacts
Dan Reidy
Elastic
press@elastic.co